UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2014

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 8, 2014, Brunswick Corporation (“Brunswick”) announced that Mark D. Schwabero had been appointed President and Chief Operating Officer, effective immediately. Mr. Schwabero has served as Brunswick’s Vice President and President - Mercury Marine since December 2008. Previously, he was President - Mercury Outboards from 2004 to 2008.

Mr. Schwabero’s base salary will increase to $650,000 and he will receive a restricted stock unit award of 7,000 shares and a performance share award of 6,900 shares in connection with his assumption of his additional responsibilities. Mr. Schwabero’s other compensation arrangements will remain unchanged.

On May 8, 2014, Brunswick also announced that Andrew E. Graves, Vice President and President - Brunswick Boat Group, will be leaving the company effective May 30, 2014. In connection with Mr. Graves’s departure, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Brunswick determined to modify the terms of equity awards held by him that otherwise would have been forfeited upon the termination of his employment. Specifically, the Committee:

•
Provided for vesting of 6,600 earned performance share units that had been granted in 2012 and 12,500 earned performance share units that had been granted in 2013. These performance share units will remain payable in the amounts and at the times contemplated by the original award agreements;

•
Provided for vesting of 7,447 restricted stock units granted in 2012 and 13,057 restricted stock units granted in 2013. The restricted stock units will remain payable at the times contemplated by the original award agreements;

•
Provided for vesting of 7,000 stock appreciation rights granted in 2011 and 6,650 stock appreciation rights granted in 2012. These stock appreciation rights will become exercisable at the times contemplated by the original award agreements;

•
Provided for vesting of 4,479 performance share units, subject to plan performance results, and 3,566 restricted stock units granted in 2014. These awards will otherwise remain payable in the amounts and at the times contemplated by the original award agreements; and

•	Extended the post-termination period in which Mr. Graves may exercise outstanding stock appreciation rights from 1 to 5 years;

provided, in each case, Mr. Graves complies with the post-employment covenants in his Terms & Conditions of Employment.

Otherwise, Mr. Graves will receive the payments and benefits provided for upon a termination other than for cause in his previously-disclosed Terms & Conditions of Employment, which payments and benefits are described in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on March 27, 2014 in connection with the Annual Meeting of Stockholders held on May 7, 2014.

A news release relating to Mr. Schwabero’s appointment and Mr. Graves’s departure is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the May 7, 2014 Annual Meeting of Shareholders of Brunswick Corporation, Nancy E. Cooper, Dustan E. McCoy and Ralph C. Stayer were elected as directors of the Company for terms expiring at the 2017 Annual Meeting. The number of shares voted with respect to these directors were:

Nominee	For	Against	Abstain	Broker Non-votes
Nancy E. Cooper	57,625,922	24,047,889	65,508	4,115,101
Dustan E. McCoy	79,813,563	1,847,534	78,222	4,115,101
Ralph C. Stayer	80,868,339	790,007	80,973	4,115,101

At the Annual Meeting, shareholders voted for a non-binding resolution approving the compensation of the Company's named executive officers pursuant to the following vote:

Number of Shares
For	79,871,314
Against	1,577,195
Abstain	290,810
Broker Non-votes	4,115,101

 At the Annual Meeting, shareholders approved the Brunswick Corporation 2014 Stock Incentive Plan pursuant to the following vote:

Number of Shares
For	78,693,104
Against	2,970,596
Abstain	75,619
Broker Non-votes	4,115,101

At the Annual Meeting, shareholders ratified the Audit Committee's selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the year 2014 pursuant to the following vote:

Number of Shares
For	85,602,465
Against	170,522
Abstain	81,433
Broker Non-votes	-

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated May 8, 2014, of Brunswick Corporation announcing certain management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: May 8, 2014	By:	/s/ KRISTIN M. COLEMAN
Kristin M. Coleman
Vice President, General Counsel and Secretary

EXHIBIT INDEX:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated May 8, 2014, of Brunswick Corporation announcing certain management changes.